Exhibit 99.1

NEWS RELEASE

Contacts:

Jerri Fuller Dickseski (Media)

jerri.dickseski@hii-co.com

757-380-2341

Andy Green (Investors)

andy.green@hii-co.com

757-688-5572

Huntington Ingalls Industries Reports Third Quarter Results

•	Sales were $1.59 billion for the third quarter 2011

•	Adjusted total operating margin, which excludes a non-cash goodwill impairment charge, was 6.9 percent

•	Adjusted diluted earnings per share, which excludes a non-cash goodwill impairment charge, was $1.05

•	Cash provided by operating activities was $232 million

NEWPORT NEWS, Va. (Nov. 10, 2011) – Huntington Ingalls Industries (NYSE: HII) reported third quarter 2011 sales of $1.59 billion, down 4.3 percent from the same period last year. The impact of a $300 million non-cash goodwill impairment charge resulted in a reported net loss of $248 million for the quarter and a $5.07 loss per share on a GAAP basis. Adjusted for the charge, total operating margin was 6.9 percent, up from 4.6 percent last year, and diluted earnings per share was $1.05 for the quarter, up from $0.86 in 2010.

Cash provided by operating activities in the third quarter of 2011 was $232 million, up $59 million, or 34 percent, over the same period last year. New business awards for the 2011 third quarter were $2.1 billion, bringing total backlog to $17.3 billion as of Sept. 30, 2011.

“Our strong operating performance for the third quarter clearly demonstrates the momentum we’ve generated since becoming an independent company last March,” said Mike Petters, HII’s president and chief executive officer. “During the third quarter, HII received $2.1 billion of new awards, delivered the submarine USS California and National Security Cutter WMSL-752 Stratton, completed the stern section of CVN-78 Gerald R. Ford, began construction of DDG 113 and began ramping up to two submarines per year with initial fabrication for SSN-787, the 14th ship of the class.”

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Third Quarter Highlights

	Three Months Ended September 30,
(In millions, except per share amounts)	As Reported 2011	As Adjusted[1] 2011	2010	$ Change[2]	% Change[2]
Sales	$1,593	$1,593	$1,665	$(72)	-4.3%
Total segment operating income (loss)[1]	(187)	113	89	24	27.0%
Segment operating margin % [1]	nm	7.1%	5.3%		175 bps
Total operating income (loss)	(190)	110	77	33	42.9%
Operating margin %	nm	6.9%	4.6%		228 bps
Net earnings (loss)	(248)	52	42	10	23.8%
Diluted earnings per share	$(5.07)	$1.05	$0.86	$0.19	22.1%
Weighted average diluted shares outstanding	48.9	49.5	48.8

[1]	Non-GAAP metric which excludes the non-cash goodwill impairment charge. See Exhibit B for reconciliation.
[2]

Comparison of “2010” to “As Adjusted 2011” figures. On a GAAP basis, total segment operating income (loss) declined by $276 million, total operating income (loss) declined by $267 million, net earnings (loss) declined by $290 million and diluted earnings per share declined by $5.93.

Third quarter consolidated sales decreased $72 million from the same period in 2010, driven by lower sales volume following the delivery of DDG-107 USS Gravely in the third quarter 2010 and DDG-110 USS William P. Lawrence in the first quarter 2011 and lower sales volume on the CVN-71 USS Theodore Roosevelt Refueling and Complex Overhaul (RCOH) and CVN-78 Gerald R. Ford. These decreases were partially offset by higher sales on DDG-113, the advanced construction contract for CVN-79 John F. Kennedy, and the advanced planning contract for the CVN-72 USS Abraham Lincoln RCOH.

Due to adverse equity market conditions that occurred over the last fiscal quarter and the resultant decline in industry market multiples and the company’s market capitalization, the company recorded a non-cash goodwill impairment charge for the Ingalls segment during the third quarter 2011 of $300 million. This amount represents the company’s preliminary estimate of the impairment charge. The company expects to finalize the goodwill impairment analysis during the fourth quarter of 2011 and may adjust the goodwill impairment charge based on the final analysis. “As adjusted” figures have excluded the charge for comparison purposes.

Adjusted segment operating income in the quarter was $113 million, up $24 million from the 2010 period. Adjusted total operating income was $110 million, up from $77 million last year. Adjusted total operating margin was 6.9 percent for the quarter, compared with 4.6 percent in 2010. The increase was primarily driven by lower net unfavorable performance adjustments period over period, offset by lower sales volume.

Awards

The value of new contract awards during the three months ended Sept. 30, 2011 was approximately $2.1 billion. Significant new awards during this period include the construction contract for DDG-114, the construction contract for the U.S. Coast Guard’s fifth National Security Cutter and additional contract work for CVN-78 Gerald R. Ford.

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended September 30,
($ in millions)	As Reported 2011	As Adjusted[1] 2011	2010	$ Change[2]	% Change[2]
Sales	$740	$740	$759	$(19)	-2.5%
Operating income (loss)	(281)	19	(1)	20
Operating margin %	nm	2.6%	nm

[1]	Non-GAAP metric which excludes the non-cash goodwill impairment charge. See Exhibit B for reconciliation.
[2]	Comparison of “2010” to “As Adjusted 2011” figures. On a GAAP basis, operating income (loss) declined by $280 million.

Ingalls revenues for the three months ending Sept. 30, 2011 decreased $19 million from the same period in 2010, primarily driven by lower sales in the DDG-51 program, partially offset by higher sales in the National Security Cutter program. The decrease in the DDG-51 program was primarily due to the deliveries of DDG-107 USS Gravely in the third quarter of 2010 and DDG-110 USS William P. Lawrence in the first quarter of 2011.

Ingalls adjusted operating income for the three months ending Sept. 30, 2011 was $19 million compared with an operating loss of $1 million in the same period in 2010. Ingalls adjusted operating margin was 2.6 percent for the quarter. The increase in adjusted operating income was primarily a result of a third quarter 2010 pre-tax charge on LHD-8 USS Makin Island, offset by positive net performance adjustments on the LPD 22 through LPD 25 contract in 2010.

Key Ingalls program milestones for the quarter:

•	Began fabrication of the U.S. Coast Guard’s fourth National Security Cutter

•	Delivered the third U.S. Coast Guard National Security Cutter (WMSL 752)

•	Awarded the construction contract for the U.S. Coast Guard’s fifth National Security Cutter

•	Began construction of DDG-113, the first destroyer in the restart of the DDG-51 program

•	Awarded the construction contract for DDG-114, HII’s second destroyer in the restart of the DDG-51 program

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended September 30,
($ in millions)	2011	2010	$ Change	% Change
Sales	$876	$928	$(52)	-5.6%
Operating income	94	90	4	4.4%
Operating margin %	10.7%	9.7%		103 bps

Newport News revenues for the three months ended Sept. 30, 2011 decreased $52 million, or 5.6 percent, from the same period in 2010, primarily driven by lower sales volume on the CVN-71 USS Theodore Roosevelt RCOH and CVN-78 Gerald R. Ford, partially offset by higher sales volume on the advanced construction contract for CVN-79 John F. Kennedy and the advanced planning contract for the CVN-72 USS Abraham Lincoln RCOH.

Newport News operating income for the three months ended Sept. 30, 2011 was $94 million compared with $90 million in the same period 2010. The increase was primarily due to performance improvements realized on the Virginia-class submarine program in the third quarter 2011, offset by risk retirement in the third quarter 2010 on the SSN-763 USS Toledo Depot Modernization Period (DMP), which was not recurring in the same period 2011. Newport News operating margin was 10.7 percent for the quarter, compared with 9.7 percent in 2010.

Key Newport News program milestones for the quarter:

•	Delivered SSN-781 USS California

•	Began fabrication of SSN-787 Virginia-class submarine, marking the beginning of the program’s two-submarines-per-year build plan

•	Reached the halfway point on structural work of CVN-78 Gerald R. Ford

•	Structurally completed the stern of CVN-78 Gerald R. Ford

•	Awarded key support services contract for the U.S. Navy’s nuclear propulsion program in upstate New York

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

The Company

Huntington Ingalls Industries (HII) designs, builds and maintains nuclear and non-nuclear ships for the U.S. Navy and Coast Guard and provides after-market services for military ships around the globe. For more than a century, HII has built more ships in more ship classes than any other U.S. naval shipbuilder. Employing nearly 38,000 in Virginia, Mississippi, Louisiana and California, its primary business divisions are Newport News Shipbuilding and Ingalls Shipbuilding. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. EDT on Nov. 10. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our costs and perform effectively; risks related to our spin-off from Northrop Grumman (including our increased costs and leverage); risks related to the amount of the estimated goodwill impairment charge versus the final amount and any additional impairment charges; our ability to realize the expected benefits from consolidation of our Gulf Coast facilities; natural disasters; adverse economic conditions in the United States and globally; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements.

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Exhibit A: Financial Statements

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2011	2010	2011	2010
Sales and service revenues
Product sales	$1,384	$1,441	$4,201	$4,327
Service revenues	209	224	639	660

Total sales and service revenues	1,593	1,665	4,840	4,987

Cost of sales and service revenues
Cost of product sales	1,166	1,270	3,543	3,842
Cost of service revenues	164	160	540	528
General and administrative expenses	153	158	471	473
Goodwill impairment	300	—	300	—

Operating income (loss)	(190)	77	(14)	144
Interest expense	(30)	(10)	(75)	(30)

Earnings (Loss) from operations before income taxes	(220)	67	(89)	114
Federal income taxes	28	25	74	42

Net earnings (loss)	$(248)	$42	$(163)	$72

Basic earnings (loss) per share	$(5.07)	$0.86	$(3.34)	$1.48
Weighted-average common shares outstanding, in millions	48.9	48.8	48.8	48.8

Diluted earnings (loss) per share	$(5.07)	$0.86	$(3.34)	$1.48
Weighted-average diluted shares outstanding, in millions	48.9	48.8	48.8	48.8

Net earnings (loss) from above	$(248)	$42	$(163)	$72
Other comprehensive income
Change in unamortized benefit plan costs	12	13	51	37
Tax expense on change in unamortized benefit plan costs	(4)	(6)	(19)	(4)

Other comprehensive income, net of tax	8	7	32	33

Comprehensive income (loss)	$(240)	$49	$(131)	$105

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

$ in millions	September 30 2011	December 31 2010
Assets
Current Assets
Cash and cash equivalents	$536	$—
Accounts receivable, net	781	728
Inventoried costs, net	463	293
Deferred income taxes	268	284
Prepaid expenses and other current assets	34	8

Total current assets	2,082	1,313

Property, plant, and equipment, net	1,979	1,997

Other Assets
Goodwill	834	1,134
Other purchased intangibles, net of accumulated amortization of $367 in 2011 and $352 in 2010	572	587
Pension plan asset	143	131
Debt issuance costs	50	—
Miscellaneous other assets	55	41

Total other assets	1,654	1,893

Total assets	$5,715	$5,203

Liabilities and Equity
Current Liabilities
Notes payable to former parent	$—	$715
Trade accounts payable	287	274
Current portion of long-term debt	29	—
Current portion of workers’ compensation liabilities	198	197
Accrued interest on notes payable to former parent	—	239
Current portion of post-retirement plan liabilities	145	146
Accrued employees’ compensation	190	203
Advance payments and billings in excess of costs incurred	85	107
Provision for contract losses	31	80
Other current liabilities	242	265

Total current liabilities	1,207	2,226

Long-term debt	1,837	105
Other post-retirement plan liabilities	579	567
Pension plan liabilities	420	381
Workers’ compensation liabilities	353	351
Deferred tax liabilities	113	99
Other long-term liabilities	51	56

Total liabilities	4,560	3,785

Commitments and Contingencies
Shareholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; issued and outstanding as of September 30, 2011: 48,808,341	—	—
Additional paid-in capital	1,848	—
Former parent’s equity in unit	—	1,933
Accumulated deficit	(210)	—
Accumulated other comprehensive loss	(483)	(515)

Total shareholders’ equity	1,155	1,418

Total liabilities and shareholders’ equity	$5,715	$5,203

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30
$ in millions	2011	2010
Operating Activities
Net earnings (loss)	$(163)	$72
Adjustments to reconcile to net cash provided by operating activities
Depreciation	123	124
Amortization of purchased intangibles	15	19
Amortization of debt issuance cost	4	—
Stock-based compensation	22	—
Impairment of goodwill	300	—
(Increase) decrease in
Accounts receivable	(53)	(218)
Inventoried costs	(173)	(10)
Prepaid expenses and other current assets	(36)	3
Increase (decrease) in
Accounts payable and accruals	(74)	79
Deferred income taxes	—	24
Retiree benefits	89	79
Other non-cash transactions, net	—	(21)

Net cash provided by operating activities	54	151

Investing Activities
Additions to property, plant, and equipment	(119)	(96)

Net cash used in investing activities	(119)	(96)

Financing Activities
Proceeds from issuance of long-term debt	1,775	—
Repayment of long-term debt	(14)	—
Debt issuance costs	(54)	—
Repayment of notes payable to former parent and accrued interest	(954)	—
Dividend to former parent in connection with spin-off	(1,429)	—
Proceeds from stock option exercises and issuance of common stock	1	—
Net transfers from former parent	1,276	(55)

Net cash provided by (used in) financing activities	601	(55)

Increase in cash and cash equivalents	536	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$536	$—

Supplemental Cash Flow Disclosure
Cash paid for income taxes	$34	$—
Cash paid for interest	$55	$12

Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$3	$29

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “adjusted segment operating income,” “adjusted segment operating margin,” “adjusted operating income,” adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.” Segment operating income is defined as operating income before net pension and post-retirement benefits adjustment and deferred state income taxes. Adjusted segment operating income is defined as segment operating income as adjusted for the impact of the goodwill impairment charge, and adjusted segment operating margin is defined as adjusted segment operating income as a percentage of segment sales and service revenues. Adjusted operating income is defined as operating income adjusted for the impact of the goodwill impairment charge, and adjusted operating margin is defined as adjusted operating income as a percentage of total sales and service revenues. Adjusted net earnings is defined as net income adjusted for the impact of the goodwill impairment charge. Adjusted diluted earnings per share is defined as diluted earnings per share adjusted for the impact of the goodwill impairment charge.

Segment operating income is one of the key metrics we use to evaluate operating performance because it excludes items that do not affect segment performance. We believe adjusted segment operating income, adjusted segment operating margin, adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are useful because they exclude the goodwill impairment charge, a non-recurring item that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Reconciliation of Segment Operating Income

	Three Months Ended September 30
$ in millions	2011	2010
Sales and Service Revenues
Ingalls	$740	$759
Newport News	876	$928
Intersegment eliminations	(23)	(22)

Total sales and service revenues	$1,593	$1,665

Operating Income (Loss)
Ingalls	$(281)	$(1)
As a percentage of sales	-38.0%	-0.1%
Newport News	94	90
As a percentage of sales	10.7%	9.7%

Total Segment Operating Income (Loss)	(187)	89
As a percentage of sales	-11.7%	5.3%
Non-segment factors affecting operating income
Net pension and post-retirement benefits adjustment	(1)	(7)
Deferred state income taxes	(2)	(5)

Total operating income (loss)	$(190)	$77

Interest expense	(30)	(10)
Federal income taxes	(28)	(25)

Total net earnings (loss)	$(248)	$42

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Reconciliation of Adjusted Operating Income, Adjusted Segment Operating Income,

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three Months Ended September 30
$ in millions	2011	2010
Sales and Service Revenues
Ingalls	$740	$759
Newport News	876	$928
Intersegment eliminations	(23)	(22)

Total sales and service revenues	$1,593	$1,665

Adjusted Operating Income (Loss)
Ingalls	$(281)	$(1)
Adjustment for goodwill impairment	300	—

Adjusted Ingalls	19	(1)
As a % of sales	2.6%	-0.1%
Newport News	94	90

Total Adjusted Segment Operating Income (Loss)	113	89
As a % of sales	7.1%	5.3%
Non-segment factors affecting adjusted operating income
Net pension and post-retirement benefits adjustment	(1)	(7)
Deferred state income taxes	(2)	(5)

Total adjusted operating income (loss)	$110	$77
As a % of sales	6.9%	4.6%
Non-operating factors affecting adjusted net income
Interest expense	(30)	(10)
Federal income taxes	(28)	(25)

Total adjusted net earnings (loss)	$52	$42
Per Share Amounts
Weighted average common shares outstanding	48.9	48.8
Dilutive effect of stock options and stock awards	0.6	—

Adjusted diluted average common shares outstanding (1)	49.5	48.8

Earnings Per Share (EPS) Calculations
Adjusted net earnings from above	$52	$42
Adjusted diluted average common shares outstanding (1)	49.5	48.8
Adjusted diluted EPS (2)	$1.05	$0.86
Reported net loss	$(248)
Weighted average common shares outstanding (3)	48.9
Net loss per share	$(5.07)

(1)	Adjusted diluted average common shares outstanding is a non-GAAP measure defined as weighted average common shares outstanding plus the dilutive effect of stock options and stock awards. This measure has been provided for consistency and comparability of the 2011 results with earnings per share from prior periods.
(2)	Adjusted diluted EPS is a non-GAAP measure defined as earnings per share before the per share 2011 goodwill impairment charge impact. Adjusted diluted EPS from continuing operations has been provided for consistency and comparability of the 2011 results with results of operations from prior periods.
(3)	Per share amounts are based on basic weighted average shares outstanding, as use of dilutive securities (ie. stock options and stock awards) would result in a lesser per share loss.

www.huntingtoningalls.com